Exhibit 5.1

February 24, 2006

VASCO Data Security International, Inc.
1901 South Meyers Road, Suite 210
Oakbrook Terrace, IL 60181

Re: Form S-1 Registration Statement

Gentlemen:

We have acted as counsel to VASCO Data Security International, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement (the "Registration Statement") of the Company on Form S-1 under the Securities Act of 1933, as amended (the "Act"), and the filing of the Registration Statement with the Securities and Exchange Commission (the "SEC"). The Registration Statement relates to the offer and sale from time to time of up to 10,152,116 shares (the "Shares") of the class of Common Stock, par value $0.001 per share, of the Company (the "Common Stock").

In connection with this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Certificate of Incorporation and the By-laws of the Company, as amended to date, resolutions of the Company's Board of Directors and such other documents and corporate records relating to the Company as we have deemed appropriate.

Based upon the foregoing, we are of the opinion that the Shares, including shares of Common Stock issuable upon exercise of outstanding options, warrants or other rights, which when issued in accordance with the terms of such options, warrants or other rights, are validly issued, fully paid and nonassessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the reference to our firm under the section "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,
/s/ PEPPER HAMILTON LLP Pepper Hamilton LLP